UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2007

THE PLAYERS NETWORK

(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4260 Polaris Avenue Las Vegas, NV	89103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 895-8884

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accounts and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

On January 19, 2007, the Registrant dismissed Beckstead & Watts, LLP as its independent auditor and appointed Weaver & Martin, LLC, as their independent accountants for the year ended December 31, 2006. This is a change in accountants recommended and approved by the Registrant’s Executive Management and the Registrant’s Board of Directors. Weaver & Martin, LLC was engaged by the Registrant on January 19, 2006. During the most recent two fiscal years and the portion of time preceding the decision to engage Weaver & Martin, LLC, neither the Registrant nor anyone engaged on its behalf has consulted with Weaver & Martin, LLC regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(10(iv) of Regulation S-B) or a reportable event.

The audit reports issued by Beckstead & Watts, LLP with respect to the Registrant’s financial statements for the fiscal year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principals, except that Beckstead & Watts, LLP’s report contained an explanatory paragraph regarding substantial doubt about the Registrant’s ability to continue as a going concern. From October 28, 2005 through the date of Beckstead & Watts, LLP’s dismissal, there were no disagreements between the Registrant and Beckstead & Watts, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beckstead & Watts, LLP would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Beckstead & Watts, LLP, as the independent accountants of the Registrant.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

EXHIBITS

Exhibit Number	Description
(16)	Letter from Beckstead & Watts, LLP, dated January 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PLAYERS NETWORK

By:/s/ Mark Bradley

Mark Bradley, Chief Executive Officer

Date: January 19, 2007